AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this amendment filed on January 7, 2002 to the Schedule 13D filed with the Securities and Exchange Commission on January 10, 2001 relating to the Common Shares, no par value, of Moore Corporation Limited, and such other amendments as may be filed by them hereafter, are being filed with the Securities and Exchange Commission on behalf of each of them.

January 7, 2002                 CHANCERY LANE/GSC INVESTORS L.P.
                                By MIC INVESTORS, INC., its general partner:

                                By:  /s/ Mark A. Angelson
                                  -------------------------------------
                                    Mark A. Angelson
                                    President


                               MIC INVESTORS, INC.

                               By:  /s/ Mark A. Angelson
                                  ------------------------------------
                                    Mark A. Angelson
                                    President


                               CLGI, INC.

                               By:  /s/ Mark A. Angelson
                                  ------------------------------------
                                    Mark A. Angelson
                                    President


                               MARK A. ANGELSON

                                 /s/ Mark A. Angelson
                               ----------------------------------